
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Tangible Asset Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                      22,555,490
<SECURITIES>                                         0
<RECEIVABLES>                                   66,369<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              23,184,977<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                23,184,977<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,583,553<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               835,670
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                747,883
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            747,883
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   747,883
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $66,369.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $563,118.
<F3>Liabilities include redemptions payable of $330,750, accrued brokerage fees of $67,063, accrued management fees of $45,933 and service fees payable of $18,373.
<F4>Total revenues include realized trading revenue of $(29,303), net change in unrealized of $1,198,761 and interest income of $414,095.

